Exhibit 99.1
News Release
Contact:
Steve Somers, CFA
Sr. Dir. Corporate Development, Investor Relations & Treasury
GSI Commerce, Inc.
email: ir@gsicommerce.com
phone: 610-491-7000
GSI Commerce Expands Existing Line of Credit to $150 Million
KING OF PRUSSIA, Pa., – March 25, 2010 – GSI Commerce Inc. (Nasdaq: GSIC), a leading provider of e-commerce and interactive marketing services, announced today that it has amended and expanded its existing secured revolving credit facility. By exercising the accordion feature in its existing credit facility, GSI expanded the credit facility by $60 million to $150 million, including both renewed and increased commitments from its existing bank group as well as the addition of new bank group members. The company does not currently have any outstanding borrowings under the credit facility.
“The amended and expanded credit facility gives GSI additional flexibility and capacity to carry out its long-term growth strategy. We view the renewed support from PNC, Bank of America, TD Bank, Sovereign Bank, HSBC, and Morgan Stanley and the new commitments from Deutsche Bank, J.P. Morgan and UBS as a reflection of GSI’s strong track record and solid growth prospects,” stated Michael R. Conn, CFO and Executive Vice President of Finance for GSI.
The amended secured revolving credit facility extends to March of 2013 and is available to the company for letters of credit, working capital and general corporate purposes, including possible acquisitions. The line of credit also provides a sublimit for borrowings and letter of credit issuances in multiple currencies to help fund GSI’s international expansion plans.
PNC Capital Markets LLC, the investment banking arm of PNC Bank and Bank of America Securities acted as joint lead arrangers and joint bookrunners on the facility expansion with PNC Bank, National Association serving as Administrative Agent and Bank of America, N.A. as Syndication Agent.
About GSI Commerce
GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care and is available on a modular basis or as part of an integrated, end-to-end solution. We offer a full suite of interactive marketing services through two divisions, TrueActionTM and e-Dialog. Additionally, we provide brands and retailers a platform for online private sales through RueLaLa.com, and an online, off-price marketplace, SmartBargains.com.

GSI Commerce News Release	Page 2	March 25, 2010
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, and the ability of GSI Commerce to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.
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